Exhibit 99.1

PRESS RELEASE

For release:	May 10, 2023

Contact:	Stephen W. Ries Head of Investor Relations (610) 668-3270 sries@gbli.com

Global Indemnity Group, LLC Reports First Quarter 2023 Results

Wilmington, Del., (May 10, 2023) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported net income available to shareholders for the three months ended March 31, 2023, of $2.4 million compared to net loss available to shareholders of $14.9 million for the corresponding period in 2022. Adjusted operating income, which excludes realized gains and losses and the results of Exited Lines, was $3.4 million for the three months ended March 31, 2023, compared to $3.8 million for the three months ended March 31, 2022.

Selected Operating and Balance Sheet Information

Consolidated Results Including Continuing Lines and Exited Lines

(Dollars in millions, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Gross Written Premiums	$123.0	$191.0
Net Written Premiums	$115.9	$159.5
Net Earned Premiums	$140.1	$148.8

Net income (loss) available to shareholders	$2.4	$(14.9)
Net income (loss) from Continuing Lines	$2.1	$(16.8)
Net income from Exited Lines (1)	$0.3	$1.9
Net income (loss) available to shareholders per share	$0.17	$(1.03)

Adjusted operating income	$3.4	$3.8
Adjusted operating income per share	$0.24	$0.25

Combined ratio analysis:
Loss ratio	62.8%	56.9%
Expense ratio	38.2%	38.1%

Combined ratio	101.0%	95.0%

(1)	Underwriting loss from Exited Lines, net of tax.

	As of March 31, 2023	As of December 31, 2022
Book value per share (1)	$45.68	$44.87
Book value per share plus cumulative dividends and excluding AOCI	$53.46	$52.98
Shareholders’ equity (2)	$628.2	$626.2
Cash and invested assets (3)	$1,347.1	$1,342.6
Shares Outstanding (in millions)	13.7	13.9

(1)	Net of cumulative Company distributions to common shareholders totaling $5.25 per share and $5.00 per share as of March 31, 2023 and December 31, 2022, respectively.
(2)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(3)	Including receivable/(payable) for securities sold/(purchased).

Business Highlights

•	Commercial Specialty, excluding terminated business 1 2, performed as follows:

•

Package Specialty E&S, the Company’s primary division within its Commercial Specialty segment, increased gross written premiums by 18.7% to $57.3 million in 2023 from $48.2 million in 2022 driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability.

•

Targeted Specialty E&S decreased gross written premiums by 9.8% to $36.8 million in 2023 from $40.8 million in 2022 driven by actions taken to improve underwriting results by not renewing underperforming business.

•	Commercial Specialty’s gross written, which includes Package Specialty E&S and Targeted Specialty E&S, grew by 5.7%.

•	The Company added 9 new agent office appointments in the first three months of 2023, increasing the size of its national agency force to 365.

•	Commercial Specialty incurred an accident year gross casualty loss ratio of 56.2% in both 2023 and 2022. The average accident year gross casualty loss ratio over the past five years was 55.2.

•

Commercial Specialty incurred an accident year gross property loss ratio of 65.2% which is 12 points higher than both 2022 and the average accident year gross property loss ratio over the past five years.

•

The increase in the accident year gross property loss ratio is primarily due to higher non-catastrophe claims severity mainly due to fire losses at vacant properties in the Los Angeles area. As the growing homeless population sought shelter from low winter temperatures and high levels of rainfall, fires were set in commercial vacant buildings.

•	The Company has taken underwriting action to address exposure in light of the evolving conditions in Los Angeles and other urban areas.

•	Since March 31, 2023, the severity of property losses has been much lower than the losses experienced in the first three months of 2023.

•	Net investment income increased 82.2% to $12.0 million in 2023 from $6.6 million in 2022.

•

The increase in net investment income was primarily due to the strategies employed by the Company to take advantage of rising interest rates, which resulted in a 56% increase in book yield on the fixed income portfolio to 3.6% at March 31, 2023 from 2.3% at March 31, 2022, while the average maturity of these securities was shortened to 2.5 years at March 31, 2023 from 5.1 years at March 31, 2022.

•

Approximately $900 million, or 72%, of the Company’s fixed income portfolio will mature over the next two years, positioning the Company to continue to increase book yield by investing maturities in higher yielding bonds.

•	Book value per share increased $0.81 per share, or 1.8%, to $45.68 at March 31, 2023 from $44.87 at December 31, 2022.

•	The Company expects to generate between $415 million and $430 million of Gross Written Premium in its Commercial Specialty segment for the full year 2023.

[1]

Reflecting the Company’s focus on “Main Street Specialty E&S” clients and continuing efforts to terminate business that does not meet the Company’s underwriting criteria, which are continuously refined. References to gross written premiums and loss ratios in this Business Highlights section that exclude terminated business within the Commercial Specialty segment contained in Continuing lines do not include (i) terminated gross written premiums within Package Specialty E&S of $1.1 million in 2023 and $3.2 million in 2022 in habitational lines in New York City and (ii) terminated gross written premiums within Targeted Specialty E&S of $0.4 million in 2023 and $10.7 million in 2022 concentrated in a large corporate restaurant account.

[2]	Represents Non-GAAP financial measures or ratios. See “Reconciliation of Non-GAAP Financial Measures and Ratios” at the end of this press release.

Global Indemnity Group, LLC’s Business Segment Information for the Three Months Ended March 31, 2023 and 2022

	For the Three Months Ended March 31, 2023
(Dollars in thousands)	Continuing Lines	Exited Lines	Total
Revenues:
Gross written premiums	$118,924	$4,061	$122,985
Net written premiums	$114,650	$1,211	$115,861

Net earned premiums	$128,029	$12,043	$140,072
Other income	258	77	335

Total revenues	128,287	12,120	140,407

Losses and Expenses:
Net losses and loss adjustment expenses	81,382	6,619	88,001
Acquisition costs and other underwriting expenses	48,342	5,136	53,478

Income (loss) from segments	$(1,437)	$365	$(1,072)

Combined ratio analysis:
Loss ratio	63.6%	55.0%	62.8%
Expense ratio	37.8%	42.6%	38.2%

Combined ratio	101.4%	97.6%	101.0%

	For the Three Months Ended March 31, 2022
(Dollars in thousands)	Continuing Lines	Exited Lines	Total
Revenues:
Gross written premiums	$143,844	$47,139	$190,983
Net written premiums	$139,159	$20,323	$159,482

Net earned premiums	$125,495	$23,328	$148,823
Other income	239	200	439

Total revenues	125,734	23,528	149,262

Losses and Expenses:
Net losses and loss adjustment expenses	74,718	9,977	84,695
Acquisition costs and other underwriting expenses	45,487	11,205	56,692

Income from segments	$5,529	$2,346	$7,875

Combined ratio analysis:
Loss ratio	59.5%	42.8%	56.9%
Expense ratio	36.2%	48.0%	38.1%

Combined ratio	95.7%	90.8%	95.0%

Global Indemnity Group, LLC’s Gross Written and Net Written Premiums Results by Segment for the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
	Gross Written Premiums			Net Written Premiums
	2023	2022	% Change	2023	2022	% Change
Commercial Specialty	$95,508	$102,848	(7.1%)	$91,234	$98,163	(7.1%)
Reinsurance Operations	23,416	40,996	(42.9%)	23,416	40,996	(42.9%)

Continuing Lines	118,924	143,844	(17.3%)	114,650	139,159	(17.6%)
Exited Lines	4,061	47,139	(91.4%)	1,211	20,323	(94.0%)

Total	$122,985	$190,983	(35.6%)	$115,861	$159,482	(27.4%)

Commercial Specialty: Gross written premiums and net written premiums both decreased 7.1% for the three months ended March 31, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily driven by the non-renewal of a restaurant book of business as well as actions taken to improve underwriting results by nonrenewing underperforming business partially offset by increased pricing.

Package Specialty E&S, the Company’s primary division within its Commercial Specialty segment, increased gross written premiums excluding terminated business2 by 18.7% to $57.3 million in 2023 from $48.2 million in 2022 driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability.

Targeted Specialty E&S, a division within the Company’s Commercial Specialty segment, decreased gross written premiums excluding terminated business2 by 9.8% to $36.8 million in 2023 from $40.8 million in 2022 driven by actions taken to improve underwriting results by not renewing underperforming business.

Reinsurance Operations: Gross written premiums and net written premiums both decreased 42.9% for the three months ended March 31, 2023 as compared to the same period in 2022. The reduction in gross written premiums and net written premiums was primarily due to the non-renewal of a casualty treaty.

Exited Lines: Gross written premiums and net written premiums decreased 91.4% and 94.0%, respectively, for the three months ended March 31, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily due to selling the manufactured home & dwelling and farm businesses in 2022.

Global Indemnity Group, LLC’s Combined Ratio for the Three Months Ended March 31, 2023 and 2022

For the Continuing Lines business, the combined ratio was 101.4% for the three months ended March 31, 2023, (Loss Ratio 63.6% and Expense Ratio 37.8%) as compared to 95.7% (Loss Ratio 59.5% and Expense Ratio 36.2%) for the three months ended March 31, 2022. The consolidated combined ratio was 101.0% for the three months ended March 31, 2023, (Loss Ratio 62.8% and Expense Ratio 38.2%) as compared to 95.0% (Loss Ratio 56.9% and Expense Ratio 38.1%) for the three months ended March 31, 2022.

•

For the Continuing Lines business, the accident year casualty loss ratio increased by 1.3 points to 59.8% in 2023 from 58.5% in 2022. The consolidated accident year casualty loss ratio increased by 1.7 points to 60.1% in 2023 from 58.4% in 2022. The increase in the Consolidated and Continuing Lines accident year casualty loss ratio is primarily due to higher claims severity within Commercial Specialty.

•

For the Continuing Lines business, the accident year property loss ratio increased by 11.9 points to 68.7% in 2023 from 56.8% in 2022. The consolidated accident year property loss ratio increased by 8.3 points to 68.3% in 2023 from 60.0% in 2022. The increase in the Consolidated and Continuing Lines accident year property loss ratio is primarily due to higher non-catastrophe claims severity mainly due to fire losses.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Gross written premiums	$122,985	$190,983

Net written premiums	$115,861	$159,482

Net earned premiums	$140,072	$148,823
Net investment income	12,008	6,592
Net realized investment losses	(1,520)	(25,385)
Other income	354	426

Total revenues	150,914	130,456

Net losses and loss adjustment expenses	88,001	84,695
Acquisition costs and other underwriting expenses	53,478	56,692
Corporate and other operating expenses	6,368	4,660
Interest expense	—	2,595

Income (loss) before income taxes	3,067	(18,186)
Income tax expense (benefit)	573	(3,413)

Net income (loss)	2,494	(14,773)

Less: Preferred stock distributions	110	110

Net income (loss) available to common shareholders	$2,384	$(14,883)

Per share data:
Net income (loss) available to common shareholders
Basic	$0.17	$(1.03)
Diluted (1)	$0.17	$(1.03)
Weighted-average number of shares outstanding
Basic	13,671	14,515
Diluted (1)	13,929	14,515

Cash distributions declared per common share	$0.25	$0.25

Combined ratio analysis: (2)
Loss ratio	62.8%	56.9%
Expense ratio	38.2%	38.1%

Combined ratio	101.0%	95.0%

(1)	For the three months ended March 31, 2022, weighted-average shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.
(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

ASSETS	(Unaudited) March 31, 2023	December 31, 2022
Fixed Maturities:
Available for sale, at fair value (amortized cost: 2023 - $1,300,148 and 2022 - $1,301,723; net of allowance for expected credit losses of: $0 in 2023 and 2022)	$1,257,357	$1,248,198
Equity securities, at fair value	17,342	17,520
Other invested assets	37,669	38,176

Total investments	1,312,368	1,303,894

Cash and cash equivalents	35,737	38,846
Premium receivables, net of allowance for expected credit losses of $3,379 at March 31, 2023 and $3,322 at December 31, 2022	154,624	168,743
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at March 31, 2023 and December 31, 2022	86,772	85,721
Funds held by ceding insurers	17,339	19,191
Deferred federal income taxes	44,489	47,099
Deferred acquisition costs	58,354	64,894
Intangible assets	14,721	14,810
Goodwill	4,820	4,820
Prepaid reinsurance premiums	14,224	17,421
Lease right of use assets	11,265	11,739
Other assets	22,565	23,597

Total assets	$1,777,278	$1,800,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$857,520	$832,404
Unearned premiums	241,945	269,353
Ceded balances payable	5,997	17,241
Payable for securities purchased	1,008	66
Contingent commissions	3,772	8,816
Lease liabilities	15,042	15,701
Other liabilities	23,756	30,965

Total liabilities	1,149,040	1,174,546

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 10,928,380 and 10,876,041, respectively; class A common shares outstanding: 9,872,697 and 10,073,660, respectively; class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	452,385	451,305
Accumulated other comprehensive income, net of taxes	(34,615)	(43,058)
Retained earnings (1)	232,506	233,468
Class A common shares in treasury, at cost: 1,055,683 and 802,381 shares, respectively	(26,038)	(19,486)

Total shareholders’ equity	628,238	626,229

Total liabilities and shareholders’ equity	$1,777,278	$1,800,775

(1)	Since the Company’s initial public offering in 2003, the Company has returned $594 million to shareholders, including $517 million in share repurchases and $77 million in dividends/distributions.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) March 31, 2023	December 31, 2022
Fixed maturities	$1,257.4	$1,248.2
Cash and cash equivalents	35.7	38.8

Total bonds and cash and cash equivalents	1,293.1	1,287.0
Equities and other invested assets	55.0	55.7

Total cash and invested assets, gross	1,348.1	1,342.7
Payable for securities purchased	(1.0)	(0.1)

Total cash and invested assets, net	$1,347.1	$1,342.6

	Total Investment Return (1)
	For the Three Months Ended March 31, (unaudited)
	2023	2022
Net investment income	$12.0	$6.6

Net realized investment losses	(1.5)	(25.4)
Net unrealized investment gains (losses)	10.5	(23.8)

Net realized and unrealized investment return	9.0	(49.2)

Total investment return	$21.0	$(42.6)

Average total cash and invested assets	$1,344.9	$1,498.3

Total investment return %	1.6%	(2.8%)

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31
	2023	2022
Adjusted operating income, net of tax	$3,428	$3,803

Adjustments:
Underwriting income from Exited Lines	288	1,853

Adjusted operating income including Exited Lines, net of tax (1)	3,716	5,656

Net realized investment losses	(1,222)	(20,429)

Net income (loss)	$2,494	$(14,773)

Weighted average shares outstanding – basic	13,671	14,515

Weighted average shares outstanding – diluted	13,929	14,701

Adjusted operating income per share – basic (2)	$0.24	$0.25

Adjusted operating income per share – diluted (2)	$0.24	$0.25

(1)	Adjusted operating income including Exited Lines, net of tax, excludes preferred shareholder distributions of $0.11 million for each of the three months ended March 31, 2023 and 2022, respectively.
(2)	The adjusted operating income per share calculation is net of preferred shareholder distributions of $0.11 million for each of the three months ended March 31, 2023 and 2022, respectively.

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment losses and other unique charges not related to operations. Adjusted operating income is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.

Reconciliation of non-GAAP financial measures and ratios

The table below, which contains incurred losses and loss adjustment expenses for the Commercial Specialty segment within Continuing Lines, reconciles the non-GAAP measures or ratios, which excludes the impact of prior accident year adjustments and ceded losses and loss adjustment expenses, to its most directly comparable GAAP measure or ratio. The Company believes the non-GAAP measures or ratios are useful to investors when evaluating the Company’s underwriting performance as trends within Commercial Specialty may be obscured by prior accident year adjustments and ceded losses and loss adjustment expenses. These non-GAAP measures or ratios should not be considered as a substitute for its most directly comparable GAAP measure or ratio and does not reflect the overall underwriting profitability of the Company.

	For the Three Months Ended March 31,
	2023		2022
	Losses $	Loss Ratio	Losses $	Loss Ratio

Casualty
Gross losses and loss adjustment expenses excluding terminated business(1)	$28,810	56.2%	$27,508	56.2%
Gross losses and loss adjustment expenses on terminated business(1)	4,342	91.7%	5,127	59.7%

Gross losses and loss adjustment expenses (1)	$33,152	59.2%	$32,635	56.7%
Ceded losses and loss adjustment expenses	(415)		(366)

Net losses and loss adjustment expenses (2)	$32,737	59.0%	$32,269	56.8%

Property
Gross losses and loss adjustment expenses excluding terminated business(1)	$26,497	65.2%	$20,211	53.2%
Gross losses and loss adjustment expenses on terminated business(1)	57	8.2%	40	6.8%

Gross losses and loss adjustment expenses (1)	$26,554	64.3%	$20,251	52.5%
Ceded losses and loss adjustment expenses	(650)		(747)

Net losses and loss adjustment expenses (2)	$25,904	68.7%	$19,504	56.8%

Commercial Specialty
Gross losses and loss adjustment expenses excluding terminated business(1)	$55,307	60.2%	$47,719	54.9%
Gross losses and loss adjustment expenses on terminated business(1)	4,399	81.2%	5,167	56.3%

Gross losses and loss adjustment expenses (1)	$59,706	61.4%	$52,886	55.0%
Ceded losses and loss adjustment expenses	(1,065)		(1,113)

Net losses and loss adjustment expenses (2)	$58,641	62.9%	$51,773	56.8%

(1)	Non-GAAP measure / ratio
(2)	Most directly comparable GAAP measure / ratio

The table below, which contains gross written premiums for the Commercial Specialty segment within Continuing Lines, reconciles the non-GAAP measures, which excludes the impact of terminated business, to its most directly comparable GAAP measure. The Company believes the non-GAAP measures are useful to investors when evaluating the Company’s underwriting performance as trends within Commercial Specialty may be obscured by the terminated business. These non-GAAP measures should not be considered as a substitute for its most directly comparable GAAP measure and does not reflect the overall underwriting profitability of the Company.

	For the Three Months Ended March 31,
	2023	2022
Package Specialty E&S
Gross written premiums excluding terminated business (1)	$57,277	$48,249
Gross written premiums from terminated business	1,058	3,152

Total gross written premiums (2)	$58,335	$51,401

Targeted Specialty E&S
Gross written premiums excluding terminated business (1)	$36,778	$40,761
Gross written premiums from terminated business	395	10,686

Total gross written premiums (2)	$37,173	$51,447

Commercial Specialty
Gross written premiums excluding terminated business (1)	$94,055	$89,010
Gross written premiums from terminated business	1,453	13,838

Total gross written premiums (2)	$95,508	$102,848

(1)	Non-GAAP measure / ratio
(2)	Most directly comparable GAAP measure / ratio

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s Continuing Lines segments are Commercial Specialty and Reinsurance Operations. The Exited Lines segment is comprised of business which the Company has decided it will no longer write.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.